EXHIBIT 5.1
May 10, 2006
Amkor Technology, Inc.
1900 South Price Road
Chandler, AZ 85248
     Re: Amkor Technology, Inc. — Registration Statement on Form S-3
Ladies and Gentlemen:
     At your request, we have examined the Registration Statement on Form S-3, filed or to be filed by Amkor Technology, Inc., a Delaware corporation (the “Company”), and the Company’s subsidiary guarantors named in Schedule I hereto (the “Subsidiary Guarantors”) with the Securities and Exchange Commission in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder, of an indeterminate amount of the Company’s debt securities (the “Debt Securities”), shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), shares of the Company’s Preferred Stock, $0.001 par value per share (the “Preferred Stock”), depositary shares representing a fraction of a share of Preferred Stock (the “Depositary Shares”), warrants to purchase Debt Securities, Preferred Stock or Common Stock (the “Warrants”) and subscription rights to purchase Common Stock, Preferred Stock, Depositary Shares or Warrants (the “Subscription Rights”). The Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants and the Subscription Rights are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the “Prospectus”) and the supplements to the Prospectus (the “Prospectus Supplements”). The Debt Securities may be senior debt securities (the “Senior Debt Securities”), convertible senior subordinated debt securities (the “Convertible Senior Subordinated Debt Securities”), non-convertible senior subordinated debt securities (the “Non-Convertible Senior Subordinated Debt”) or subordinated debt securities (the “Subordinated Debt Securities”).
     The Senior Debt Securities are to be issued pursuant to a Senior Indenture, which has been filed as an exhibit to the Registration Statement (the “Senior Indenture”), to be entered into between the Company and U.S. Bank National Association, as Trustee (the “Senior Trustee”). The Convertible Senior Subordinated Debt Securities are to be issued pursuant to a Convertible Senior Subordinated Indenture, which has been filed as an exhibit to the Registration Statement (the “Convertible Senior Subordinated Indenture”), to be entered into between the Company and U.S. Bank National Association, as Trustee (the “Convertible Senior Subordinated Trustee”). The Non-Convertible Senior Subordinated Debt Securities are to be issued pursuant to a Non-Convertible Senior Subordinated Indenture, which has been filed as an exhibit to the Registration Statement (the “Non-Convertible Senior Subordinated Indenture”), to be entered into between the Company and U.S. Bank National Association, as Trustee (the “Senior Subordinated Trustee”). The Subordinated Debt Securities are to be issued pursuant to a Subordinated Indenture, which has been filed as an

Amkor Technology, Inc.
Registration Statement on Form S-3
May 10, 2006

exhibit to the Registration Statement (the “Subordinated Indenture,” together with the Senior Indenture, the Convertible Senior Subordinated Indenture and the Non-Convertible Senior Subordinated Indenture, the “Indentures”), to be entered into between the Company and U.S. Bank National Association, as Trustee (the “Subordinated Trustee”). Each such Indenture may be supplemented, in connection with the issuance of each such series, by a supplemental indenture or other appropriate action of the Company creating such series. The shares of Preferred Stock may be sold pursuant to an Underwriting Agreement (Preferred Stock) (the “Preferred Stock Underwriting Agreement”), the Depositary Shares may be sold pursuant to an Underwriting Agreement (Depositary Shares) (the “Depositary Shares Underwriting Agreement”), the shares of Common Stock may be sold pursuant to an Underwriting Agreement (Common Stock) (the “Common Stock Underwriting Agreement”), the Subscription Rights may be sold pursuant to an Underwriting Agreement (Subscription Rights) (the “Subscription Rights Underwriting Agreement”) and the Debt Securities may be sold pursuant to an Underwriting Agreement (Debt Securities) (the “Debt Securities Underwriting Agreement”), in substantially the respective forms to be filed as exhibits to, or incorporated by reference in, the Registration Statement. The Debt Securities are to be issued in the forms included in the Indentures filed as exhibits to the Registration Statement. The Depositary Shares will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”), by and among the Company and a financial institution identified therein as the depositary (the “Depositary”).
     The Senior Debt Securities may be guaranteed by each of the Subsidiary Guarantors pursuant to guarantees the form of which is included in the Senior Indenture (each, a “Guarantee”). The Registration Statement also covers issuance of the Guarantees by each of the Subsidiary Guarantors of the Senior Debt Securities.
     We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed, (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e) a prospectus supplement will have been filed with the Securities and Exchange Commission describing the securities offered thereby; (f) all securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (g) a definitive purchase, underwriting or similar agreement with respect to any securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (h) any securities issuable upon conversion, exchange, redemption or exercise of any securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise and (i) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Charter Documents and not otherwise reserved for issuance.

Amkor Technology, Inc.
Registration Statement on Form S-3
May 10, 2006

     We are opining herein as to the effect of the subject transaction only of the General Corporations Law of the State of Delaware and, with respect to our opinions set forth in paragraphs 1, 2, 3, 4, 7 and 9 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws.
     Based on such examination, we are of the opinion that:
     1. When the issuance of Senior Debt Securities has been duly authorized by appropriate corporate action and the Senior Debt Securities, in the form included in the Senior Indenture filed as an exhibit to the Registration Statement, have been duly completed, executed, authenticated and delivered in accordance with the Senior Indenture and sold pursuant to the Debt Securities Underwriting Agreement, the applicable definitive purchase agreement or similar agreement approved by or on behalf of the Board of Directors of the Company (the “Board”) or upon exercise of Warrants to purchase Senior Debt Securities, and (in the case of Senior Debt Securities acquired on the exercise of Warrants to purchase Senior Debt Securities) when the Company shall have received any additional consideration which is payable upon such exercise and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Senior Debt Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the Senior Indenture.
     2. When the issuance of Convertible Senior Subordinated Debt Securities has been duly authorized by appropriate corporate action and the Convertible Senior Subordinated Debt Securities, in the form included in the Convertible Senior Subordinated Indenture filed as an exhibit to the Registration Statement, have been duly completed, executed, authenticated and delivered in accordance with the Convertible Senior Subordinated Indenture and sold pursuant to the Debt Securities Underwriting Agreement, the applicable definitive purchase agreement or similar agreement approved by or on behalf of the Board or upon exercise of Warrants to purchase Convertible Senior Subordinated Debt Securities, and (in the case of Convertible Senior Subordinated Debt Securities acquired on the exercise of Warrants to purchase Convertible Senior Subordinated Debt Securities) when the Company shall have received any additional consideration which is payable upon such exercise and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Convertible Senior Subordinated Debt Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the Convertible Senior Subordinated Indenture.
     3. When the issuance of Non-Convertible Senior Subordinated Debt Securities has been duly authorized by appropriate corporate action and the Non-Convertible Senior Subordinated Debt Securities, in the form included in the Non-Convertible Senior Subordinated Indenture filed as an exhibit to the Registration Statement, have been duly completed, executed, authenticated and delivered in accordance with the Non-Convertible Senior Subordinated Indenture and sold pursuant to the Debt Securities Underwriting Agreement, the applicable definitive purchase agreement or similar agreement approved by or on behalf of the Board or upon exercise of Warrants to purchase

Amkor Technology, Inc.
Registration Statement on Form S-3
May 10, 2006

Non-Convertible Senior Subordinated Debt Securities, and (in the case of Non-Convertible Senior Subordinated Debt Securities acquired on the exercise of Warrants to purchase Non-Convertible Senior Subordinated Debt Securities) when the Company shall have received any additional consideration which is payable upon such exercise and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Non-Convertible Senior Subordinated Debt Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the Non-Convertible Senior Subordinated Indenture.
     4. When the issuance of Subordinated Debt Securities has been duly authorized by appropriate corporate action and the Subordinated Debt Securities, in the form included in the Subordinated Indenture filed as an exhibit to the Registration Statement, have been duly completed, executed, authenticated and delivered in accordance with the Subordinated Indenture and sold pursuant to the Debt Securities Underwriting Agreement, the applicable definitive purchase agreement or similar agreement approved by or on behalf of the Board or upon exercise of Warrants to purchase Subordinated Debt Securities, and (in the case of Subordinated Debt Securities acquired on the exercise of Warrants to purchase Subordinated Debt Securities) when the Company shall have received any additional consideration which is payable upon such exercise and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Subordinated Debt Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the Subordinated Indenture.
     5. When the issuance of the shares of Common Stock has been duly authorized by appropriate corporate action, including any Common Stock that may be issuable pursuant to the conversion of any Preferred Stock or Debt Securities or the exercise of any Warrants or Subscription Rights to purchase Common Stock, and the shares of Common Stock have been duly issued, sold and delivered in accordance with the Common Stock Underwriting Agreement, the applicable definitive purchase agreement or other similar agreement approved by or on behalf of the Board or upon exercise of Warrants or Subscription Rights to purchase Common Stock, and (in the case of Common Stock acquired on the exercise of Warrants or Subscription Rights to purchase Common Stock) when the Company shall have received any additional consideration which is payable upon such exercise and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the shares of Common Stock will be legally issued, fully paid and nonassessable.
     6. When (i) the terms of any particular series of Preferred Stock have been established in accordance with the resolutions of the Company’s Board of Directors authorizing the issuance and sale of such series of Preferred Stock, (ii) a Certificate of Designation conforming to the Delaware General Corporation Law regarding such series of Preferred Stock has been filed with the Secretary of State of the State of Delaware, and (iii) shares of such series of Preferred Stock have been issued, sold and delivered in accordance with the Preferred Stock Underwriting Agreement, the applicable definitive purchase agreement or similar agreement approved by or on behalf of the Board or upon exercise of Warrants or Subscription Rights to purchase Preferred Stock, and (in the case of Preferred Stock acquired on the exercise of Warrants or Subscription Rights to purchase Preferred

Amkor Technology, Inc.
Registration Statement on Form S-3
May 10, 2006

Stock) when the Company shall have received any additional consideration which is payable upon such exercise, and in each case as described in the Registration Statement, any amendment thereto, the Prospectus and the Prospectus Supplement relating thereto, and in accordance with the terms of the particular series as established by the Company’s Board of Directors, the shares of Preferred Stock will be legally issued, fully paid and nonassessable.
     7. (i) When the terms of any particular series of Depositary Shares have been established in accordance with the resolutions of the Company’s Board of Directors authorizing the issuance and sale of such series of Depositary Shares, (ii) when the Company and the Depositary execute and deliver a Deposit Agreement and the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with the terms of a Deposit Agreement and have been duly executed and delivered by the Depositary and delivered to and paid for by the purchasers thereof in accordance with the terms and provisions of the Deposit Agreement, the Registration Statement, any amendments thereto, the Prospectus and the Prospectus Supplement relating thereto, (iii) assuming the due authorization, execution and delivery of the Deposit Agreement by the Depositary and the Depositary Shares in accordance with the terms and provisions of the Deposit Agreement, the Registration Statement, any amendments thereto, the Prospectus and the Prospectus Supplement relating thereto, the Depositary Shares will entitle the holders thereof to the benefits of the Deposit Agreement.
     8. When the issuance of the Warrants has been duly authorized by appropriate corporate action and the Warrants have been duly executed and delivered against payment therefore, pursuant to a warrant agreement or agreements duly authorized, executed and delivered by the Company and a warrant agent, as applicable, or upon exercise of Subscription Rights to purchase Warrants, and (in the case of Warrants acquired on the exercise of Subscription Rights to purchase Warrants) when the Company shall have received any additional consideration which is payable upon such exercise, and in each case as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Warrants will be legally issued, fully paid and nonassessable.
     9. With respect to Subscription Rights registered under the Registration Statement, when (i) the Subscription Rights have been duly authorized and validly executed and delivered by the parties thereto; (ii) the Company’s Board of Directors has taken all necessary corporate action to approve and establish the terms of such Subscription Rights and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters; and (iii) when the Subscription Rights have been duly executed and delivered in accordance with the Subscription Rights Underwriting Agreement or the applicable definitive purchase or similar agreement approved by or on behalf of the Board, upon payment of the consideration therefore provided for therein and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Subscription Rights will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Amkor Technology, Inc.
Registration Statement on Form S-3
May 10, 2006

     10. When the issuance of Guarantees has been duly authorized by appropriate corporate, member or partnership action, as applicable, and the Guarantees, in the form included in the Senior Indenture filed as an exhibit to the Registration Statement, have been duly completed, executed, authenticated and delivered by the respective Subsidiary Guarantor in accordance with the Senior Indenture, the Guarantees will be legal, valid and binding obligations of the applicable Subsidiary Guarantor, entitled to the benefits of the Senior Indenture.
     Our opinion that any document is legal, valid and binding is qualified as to:
          (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;
          (b) rights to indemnification and contribution which may be limited by applicable law or equitable principles; and
          (c) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, and limitation of rights of acceleration regardless of whether such enforceability is considered in a proceeding in equity or at law.
     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment of supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati

Schedule I
Subsidiary Guarantors
Unitive, Inc.
Unitive Electronics, Inc.
Amkor International Holdings, LLC
P-Four, LLC
Amkor Technology Limited
Amkor Technology Philippines, Inc.